                                                                   EXHIBIT 10.12

                               October 26, 1999


J. Patrick Millinor, Jr.
Group Maintenance America Corp.
8 Greenway Plaza, Suite 1500
Houston, Texas 77046

        RE: Employment Agreement ("Employment Agreement") dated March 1, 1998, by and between J. Patrick Millinor, Jr. ("you") and Group Maintenance America Corp. ("GroupMAC" or the "Company")


Dear Mr. Millinor:

As you know, the Company is contemplating a merger with Building One Services Corporation (the "Proposed Transaction"). The Proposed Transaction holds exciting possibilities for the future of the Company and the Company wants your to be a part of that future. The purposes of this letter are to indicate to you that GroupMAC would very much like you to continue your employment with the Company after the Proposed Transaction is consummated and to request certain modifications to and waivers of the terms of your existing Employment Agreement. The requested modifications and waivers are set forth below:

I.      Modifications.

        A. Position:    Your title and position will be Chairman of the Board of
                        Directors.

        B. Base Salary: Your Base Salary will be changed to $425,000 per year.

        C. Bonus:       A new incentive bonus plan for executive management of
                        the Company will be established beginning in fiscal year 2000, and you will participate in such plan. Your bonus potential under the new plan will be 120% of your Base Salary. Your bonus potential through December 31,
                        1999, will be determined under the Company's existing incentive bonus

J. Patrick Millinor, Jr.
October 26, 1999
Page 2

                              plan and your bonus potential thereunder will remain the same.

        D. Stock Options:     Under a combination of one or more of the
                              Company's existing stock option plans, an amended version of any of such plans or a new stock option plan, subject to approval of the Board of Directors of the Company or a committee thereof, you will be granted options to purchase an additional 112,000 shares of the common stock of the Company effective as of a date determined by the Board of Directors of the Company or a committee thereof (the "Grant Date"). These additional options will have the following basic terms: (1) exercise price equal to the closing price on the NYSE on the Grant Date, (b) ten (10) year term, and (c) vesting over 4 (four) years.


        E. Stock
            Performance Plan: Subject to the approval of the Board of Directors of the Company or a committee thereof, the Company intends to adopt a stock performance plan in which you will participate. Pursuant to such plan, upon the achievement of certain performance criteria, the Company will allocate to you a number of shares of common stock of the Company determined by the Board of Directors or a committee thereof.

        F. Benefits:          The employee benefits (other than your
                              participation in the Company's stock option plan) described in Section 5 of your Employment
                              Agreement will remain the same or be enhanced.

        G. Term: The initial term of your Employment Agreement set forth in Section 2 of your Employment Agreement shall be extended until December 31, 2002. After the expiration of such initial term, the term of the Employment Agreement shall be automatically renewed for additional one year periods unless terminated in accordance with Section 10 of your Employment Agreement or unless the Company elects not to renew the agreement at the end of its then applicable term.

J. Patrick Millinor, Jr.
October 26, 1999
Page 3

        H. Termination and    The terms and conditions of your Employment
             Severance:       Agreement in Section 10 regarding the right to
                              terminate your Employment Agreement and the amounts payable by the Company to you, if any, in the event of such termination shall remain the same except as follows:

                              1.  IF

                                  (a) (i) you execute this letter agreement, and

                                      (ii) the Company terminates the Employment
                                           Agreement without Cause before the
                                           consummation of the Proposed
                                           Transaction or you terminate the
                                           Employment Agreement for Good Reason
                                           before the consummation of the
                                           Proposed Transaction, and

                                      (iii) the Proposed Transaction is
                                            consummated,

                                      OR

                                  (b) (i) you execute this letter agreement, and

                                      (ii) the Company terminates the Employment
                                           Agreement without Cause within twelve
                                           (12) months after the consummation of
                                           the Proposed Transaction, or you
                                           terminate the Employment Agreement
                                           for Good Reason within twelve (12)
                                           months after the consummation of the
                                           Proposed Transaction,

                                      THEN, upon the occurrence of either of the scenarios described in Parts H.1.(a) and H.1.(b) above, the amounts owed to you upon termination shall be the greater of
                                      (A) the amounts owed to you pursuant to
                                      your Employment Agreement in such
                                      circumstances, and (B) the amounts owed to you upon the occurrence of a Change of

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October 26, 1999
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                                      Control under your Employment Agreement as it exists prior to the date of this letter and without giving effect to this letter.

                              2. The definition of the term "Good Reason" shall
                                 be modified to include the failure of the Company to, within ninety (90) days after the consummation of the Proposed Transaction, present to you for your execution a Restated Employment Agreement containing terms and conditions that are substantially similar to, or better than, the terms and conditions contained in your Employment Agreement, as amended by this letter agreement. Under the new Employment Agreement, a non-renewal of your employment term at December 31, 2002, would constitute "Good Reason."
        I. Covenant
             Not to Compete:  The terms and conditions of your Employment
                              Agreement in Section 12 regarding your covenants not to compete shall remain the same.

        J. Other:             Except as set forth above, all other terms and
                              conditions of your Employment Agreement shall remain unchanged and in full force and effect.

II. Waiver of Certain Rights in Employment Agreement. Certain aspects of the Proposed Transaction will constitute a "Change of Control" (as such term is defined in your Employment Agreement) and will afford you certain rights and remedies pursuant to Sections 7, 8, 9 and 10(c) of your Employment Agreement. The Company is requesting that you waive your rights under the Employment Agreement, including, without limitation, Sections 7, 8, 9 and 10(c), in connection with each aspect of the Proposed Transaction. Accordingly, by executing this letter, you agree to waive (i) all of the provisions of your Employment Agreement, including, without limitation, Sections 7, 8, 9 and 10(c), in connection with each and every aspect of the Proposed Transaction, (ii) the application of such provisions, including, without limitation, Sections 7, 8, 9 and 10(c), as a result of any aspect of the Proposed Transaction, and (iii) any and all rights and remedies available to you pursuant to your Employment Agreement, including, without limitation, Sections 7, 8, 9 and 10(c), as a result of any aspect of the Proposed Transaction (the waivers described in clause (i), (ii) and (iii) being collectively referred to as the "Employment Agreement Waiver"). The Employment Agreement Waiver is a limited waiver that applies only to the Proposed Transactions and, except as set forth in this Sections I and II hereof, the Agreement, including Sections 7, 8, 9 and 10(c), shall

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October 26, 1999
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remain unchanged and in full force and effect.

III.    General.

        A. Effective Date. If you execute this letter agreement, unless terminated pursuant to its terms, the provisions of this letter agreement (i) contained in Section I. above (except for part H thereof) shall become effective as of the date of the consummation of the Proposed Transaction, and (ii) contained in Part H of Section I above and Sections II and III shall become effective on the date this letter agreement is executed by you.

        B. Termination of Letter Agreement. If GroupMAC does not complete the Proposed Transactions by March 31, 2000, then this letter agreement, including, without limitation, the Waivers, will automatically terminate without any action on the part of GroupMAC or you, and the Employment Agreement will remain in full force and effect as if this letter agreement had not been executed by you or GroupMAC.

        C. Definitions. All capitalized terms used in this letter agreement but not defined in this letter agreement shall have the meaning set forth in the Employment Agreement. Additionally, the term "you" refers to the addressee of this letter agreement.

        D. Restated Employment Agreement. It is the intent of the Company and you that this letter agreement constitute an amendment to the Employment Agreement effective on the dates set forth in Section III.A. above. The Company will in the future request that you execute a restated or amended version of your Employment Agreement that has been modified to reflect all of the modifications set forth in this letter agreement, and you hereby agree to execute such version.

If the foregoing modifications of your Employment Agreement and the Waivers are acceptable to you, please sign and date the copy of this letter in the space provided below and return the copy to us by the close of business on October 28, 1999. If you have any questions, please feel free to call me at 713-860-0125 or GroupMAC's general counsel, Randy Bryant, at 713-860-0104.


                                                Very truly yours,

                                                GROUP MAINTENANCE AMERICA CORP.


                                                By:  /s/   Don Luke
                                                     --------------------------
                                                     Don Luke
                                                     President

J. Patrick Millinor, Jr.
October 26, 1999
Page 6


AGREED to and ACCEPTED this 26th day of October, 1999


/s/   J. Patrick Millinor, Jr.
--------------------------------
J. Patrick Millinor, Jr.